Exhibit 21.1

The following is a list of Subsidiaries of the Registrant:

Subsidiaries	Jurisdiction of Incorporation
Lazydays R.V. Center, Inc. (Lazydays RV)	Delaware
LDRV Holdings Corp. (Lazydays RV)	Delaware
Lazydays Land Holdings, LLC (Lazydays RV)	Delaware
Lazydays Tampa Land Holdings, LLC	Delaware
Lazydays RV America LLC (Lazydays RV)	Delaware
Lazydays Mile Hi RV, LLC (Lazydays RV)	Delaware
Lazydays RV Discount, LLC (Lazydays RV)	Delaware
Lazydays of Minneapolis LLC (Lazydays RV)	Delaware
LDRV of Tennessee LLC (Lazydays RV)	Delaware
Lone Star Acquisition LLC (Lazydays RV Service)	Delaware
Lone Star Diversified LLC (Lazydays RV Service)	Delaware
Lazydays of Central Florida, LLC	Delaware
LDRV Acquisition Group of Nashville LLC (Lazydays RV)	Delaware
LDRV of Nashville LLC (Lazydays RV)	Delaware
Lazydays RV of Phoenix, LLC	Delaware
Lazydays RV of Elkhart, LLC	Delaware
Lazydays Land of Elkhart, LLC	Delaware
Lazydays Service of Elkhart, LLC	Delaware
Lazydays RV of Chicagoland, LLC	Delaware
Lazydays Land of Chicagoland, LLC	Delaware